UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2009

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements.

As previously reported in the Dollar Tree, Inc. (the “Company”) December 2, 2008 Current Report on Form 8-K, Kevin Wampler, the Company’s Chief Financial Officer was awarded on January 30, 2009, 40,000 nonqualified stock options with an exercise price equal to the fair market value of the stock on the date of the award (vesting in equal amounts over a period of three years) and 15,000 restricted stock units (vesting in equal amounts over a period of three years).  The forms of these award agreements are filed as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)         Exhibits.

10.1	Form of the Company’s Named Executive Officer Option Agreement

10.2	Form of the Company’s Named Executive Officer Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE, INC.

Date: February 4, 2009	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer

EXHIBITS

Exhibit 10.1 - Form of the Company’s Named Executive Officer Option Agreement

Exhibit 10.2 - Form of the Company’s Named Executive Officer Restricted Stock Unit Agreement